                                                                      Exhibit 11


                         HBO & COMPANY AND SUBSIDIARIES


            COMPUTATION OF EARNINGS (LOSS) PER SHARE OF COMMON STOCK
     FOR THE THREE-MONTH AND SIX MONTH PERIODS ENDED JUNE 30, 1995 AND 1994
                     (000 OMITTED EXCEPT FOR PER SHARE DATA)



                                         Three Months Ended    Six Months Ended
                                              June 30,              June 30,
                                            1995      1994       1995      1994
                                         -------   -------    -------   -------
WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING                 32,739    31,449     32,333    31,286

ADD-Shares of common stock assumed
  issued upon exercise of stock
  options using the "treasury stock"
  method as it applies to the compu-
  tation of primary earnings per
  share                                        -     1,591          -     1,548
                                         -------   -------    -------   -------

NUMBER OF COMMON AND COMMON EQUIVALENT
SHARES OUTSTANDING                        32,739    33,040     32,333    32,834


ADD-Shares of common stock assumed
  issued upon exercise of stock options
  using the "treasury stock" method as
  it applies to the computation of
  fully diluted earnings per share             -         -          -         -
                                         -------   -------    -------   -------

NUMBER OF COMMON AND COMMON EQUIVALENT
SHARES OUTSTANDING ASSUMING FULL
DILUTION                                  32,739    33,040     32,333    32,834
                                         -------   -------    -------   -------
                                         -------   -------    -------   -------


NET EARNINGS FOR PRIMARY AND FULLY
DILUTED EARNINGS (LOSS) PER SHARE       ($63,563)   $6,335   ($54,561)  $11,763
                                         -------   -------    -------   -------
                                         -------   -------    -------   -------


EARNINGS (LOSS) PER SHARE:

  PRIMARY                                 ($1.94)    $0.19    ($1.69)     $0.36
                                         -------   -------    -------   -------
                                         -------   -------    -------   -------

FULLY DILUTED                             ($1.94)    $0.19     ($1.69)    $0.36
                                         -------   -------    -------   -------
                                         -------   -------    -------   -------

     Note: No common stock was assumed issued upon exercise of stock options for the computation of loss per share.


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